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                                                                       EXHIBIT 5



                               September 12, 2000



Lifemark Corporation
7600 North 16th Street, #150
Phoenix, Arizona 85020

Ladies and Gentlemen:

                      2000 NON-EMPLOYEE DIRECTOR STOCK PLAN
                 1999 EXECUTIVE STOCK OPTION AND OWNERSHIP PLAN
                       REGISTRATION STATEMENT ON FORM S-8

         We have acted as counsel to Lifemark Corporation, a Delaware corporation (the "Company"), in connection with the preparation, execution and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers an aggregate of 450,000 shares of common stock, $.01 par value, of the Company (the "Shares"), offered under the Company's 2000 Non-Employee Director Stock Plan and 1999 Executive Stock Option and Ownership Plan (the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and legally existing under the law of the State of Delaware.

         2. The Company has taken all action necessary to authorize (i) the Plans, (ii) the awarding of restricted shares and options pursuant to the Plans, and (iii) the issuance of shares of its common stock, $.01 par value, in accordance with the Plans and upon the exercise of options granted pursuant to the Plans.

         3. The Shares, when issued and paid for in accordance with the Plans and upon the exercise of options granted pursuant to the Plans will, upon such issuance, constitute legally issued, fully paid and nonassessable shares of common stock, $.01 par value, of the Company.

         We hereby consent to the filing of this Opinion Letter as an exhibit to the registration statement for the registration of the Shares under the Securities Act of 1933. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                                         Very truly yours,
                                                         Bell, Boyd & Lloyd LLC